EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Biostage, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-215410), and Forms S-8 (No. 333-192026, 333-192027, 333-203105, 333-212993, 333-219988, 333-225336 and 333-239346) of Biostage, Inc. of our report dated April 13, 2021, relating to the consolidated financial statements of Biostage, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Biostage, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Boston, Massachusetts
April 13, 2021

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